UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2016

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On April 4, 2016, Sunoco GP LLC (the “General Partner”), Sunoco LP (the “Partnership”), Sunoco Finance Corp. (“SUN Finance” and, together with the Partnership, the “Issuers”) and certain other subsidiaries of the Partnership entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), with respect to an offering (the “Notes Offering”) by the Issuers of $800.0 million aggregate principal amount of their 6.250% Senior Notes due 2021 (the “Notes”), along with the related guarantees of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the General Partner, the Issuers and all of the Partnership’s current subsidiaries (other than SUN Finance) that guarantee its obligations under its revolving credit facility and its term loan facility and certain of its future subsidiaries (the “Guarantor”) and customary conditions to closing, obligations of the parties and termination provisions. The Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

All of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. For example, affiliates of each of the Initial Purchasers are lenders under the Partnership’s term loan facility and, accordingly, received substantially all of the net proceeds from the Notes Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is incorporated in this Item 1.01 by reference.

Indenture, Guarantee of Collection and Support Agreements

On April 7, 2016, the Issuers completed the Notes Offering. The Issuers received net proceeds of approximately $789.4 million from the Notes Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by the Partnership, and the Partnership used such net proceeds to repay a portion of the borrowings outstanding under its term loan facility. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the Initial Purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The terms of the Notes are governed by an indenture dated April 7, 2016 (the “Indenture”), among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will mature on April 15, 2021 and interest on the Notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2016.

The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by the Guarantors. The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each Guarantor’s existing and future senior obligations. The Notes are senior in right of payment to any of the Issuers’ and each Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each Guarantor’s secured obligations, including obligations under the Partnership’s revolving credit facility and term loan facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the Notes.

In connection with the closing of the Notes Offering, the Issuers entered into a Guarantee of Collection (the “Guarantee of Collection”) with ETP Retail Holdings, LLC (“ETP Retail”), a wholly owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), pursuant to which ETP Retail has agreed to provide a limited contingent guarantee of collection with respect to the payment of the principal amount of the Notes. Under the Guarantee of Collection, ETP Retail will generally not have any obligation to make principal payments with respect to the Notes unless and until all remedies, including in the context of bankruptcy proceedings, have first been fully exhausted against the Partnership with respect to such payment obligations, and holders of Notes are still owed amounts in respect of the principal of the Notes. ETP Retail is not subject to any of the covenants under the Indenture. In addition, each of Sunoco, Inc. (R&M) (“Sunoco R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic Refining” and, together with Sunoco R&M, the “Support Providers”), each an indirect wholly owned subsidiary of ETP, entered into a separate support agreement (collectively, the “Support Agreements”) with ETP Retail and the Issuers. Pursuant to the Support Agreements, the applicable Support Provider agreed to provide contingent residual support to ETP Retail with respect to ETP Retail’s obligations under the Guarantee of Collection to support the payment of the Notes, subject to a cap equal to 90.4% (in the case of Sunoco R&M) and 9.6% (in the case of Atlantic Refining) of the $800.0 million principal amount of the Notes.

The Issuers may, at their option, redeem some or all of the Notes at any time on or after April 15, 2018 at the redemption prices specified in the Indenture. Prior to such time, the Issuers may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the “applicable premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before April 15, 2018 the Issuers may redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture.

Upon the occurrence of a Change of Control (as defined in the Indenture) event, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”), including the following:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a change of control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice to comply with its obligations to furnish the holders of Notes and the Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice to comply with their other covenants or agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more, subject to certain exceptions;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted under the Indenture, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Registration Rights Agreement

In connection with the Offering, the Issuers, the Guarantors and ETP Retail entered into a registration rights agreement, dated April 7, 2016, with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Issuers, the Guarantors and ETP Retail have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) with substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, the Issuers, the Guarantors and ETP Retail have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. The Issuers, the Guarantors and ETP Retail will use reasonable efforts to cause the exchange offer to be completed within 365 days of April 7, 2016 (the “Exchange Date”), and if they cannot effect the exchange offer within such period or in certain other circumstances, they will use reasonable best efforts to cause a shelf registration statement for the resale of the Notes to become effective. If the Issuers, the Guarantors and ETP Retail fail to satisfy these obligations on a timely basis, an additional 0.25% of interest will accrue on the Notes for the first 90-day period following the Exchange Date and an additional 0.25% of interest for each additional 90-day period that elapses until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable, up to a maximum of 1.00% per year over 6.250%.

The above descriptions of the Indenture, the Guarantee of Collection, each Support Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Indenture, the Guarantee of Collection, each Support Agreement and the Registration Rights Agreement, which are attached hereto as Exhibit 4.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 4.2, respectively, and are incorporated into this Item 1.01 by reference.

Supplemental Indentures

On April 7, 2016, the Issuers entered into supplemental indentures with, among other parties, the Partnership’s subsidiaries, Sunoco Retail LLC (“SUN Retail”) and Sunoco, LLC (“SUN LLC”), pursuant to which SUN Retail and SUN LLC agreed to become guarantors with respect to the Issuers’ $800.0 million in aggregate principal amount of 6.375% Senior Notes due 2023 and $600.0 million in aggregate principal amount of 5.500% Senior Notes due 2020.

The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to each of the supplemental indentures, which are attached hereto as Exhibit 4.3 and Exhibit 4.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the headings “Indenture” and “Supplemental Indentures” is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Purchase Agreement, dated April 4, 2016, by and among Sunoco GP LLC, Sunoco LP, Sunoco Finance Corp., certain subsidiaries of Sunoco LP party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named on Schedule A thereto.

4.1	Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 7, 2016, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, ETP Retail Holdings, LLC and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein.

4.3	Second Supplemental Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the subsidiary guarantors party thereto, Sunoco, LLC, as a guarantor, Sunoco Retail LLC, as a guarantor, and U.S. Bank National Association, as trustee

4.4	Second Supplemental Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the subsidiary guarantors party thereto, Sunoco, LLC, as a guarantor, Sunoco Retail LLC, as a guarantor, and U.S. Bank National Association, as trustee

10.1	Guarantee of Collection, made as of April 7, 2016, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.

10.2	Support Agreement, made as of April 7, 2016, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

10.3	Support Agreement, made as of April 7, 2016, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: April 8, 2016	By:	/s/ Robert W. Owens
	Name:	Robert W. Owens
	Title:	President and Chief Executive Officer

SUNOCO LP

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description

1.1	Purchase Agreement, dated April 4, 2016, by and among Sunoco GP LLC, Sunoco LP, Sunoco Finance Corp., certain subsidiaries of Sunoco LP party thereto and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named on Schedule A thereto.

4.1	Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of April 7, 2016, among Sunoco LP, Sunoco Finance Corp., the Guarantors party thereto, ETP Retail Holdings, LLC and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers named therein.

4.3	Second Supplemental Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the subsidiary guarantors party thereto, Sunoco, LLC, as a guarantor, Sunoco Retail LLC, as a guarantor, and U.S. Bank National Association, as trustee

4.4	Second Supplemental Indenture, dated as of April 7, 2016, by and among Sunoco LP, Sunoco Finance Corp., the subsidiary guarantors party thereto, Sunoco, LLC, as a guarantor, Sunoco Retail LLC, as a guarantor, and U.S. Bank National Association, as trustee

10.1	Guarantee of Collection, made as of April 7, 2016, by ETP Retail Holdings, LLC to Sunoco LP and Sunoco Finance Corp.

10.2	Support Agreement, made as of April 7, 2016, by and among Sunoco, Inc. (R&M), Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.

10.3	Support Agreement, made as of April 7, 2016, by and among Atlantic Refining & Marketing Corp., Sunoco LP, Sunoco Finance Corp. and ETP Retail Holdings, LLC.